Exhibit 99.1

         April 26, 2012

Contact:	Stephen P. Theobald
Executive Vice President and Chief Financial Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES TO RELOCATE CORPORATE OFFICES TO VIRGINIA BEACH

Will Be Largest Community Bank Headquartered in Virginia Beach

Company to Maintain Significant Presence in Norfolk; Ghent Office to Become Flagship Branch

Norfolk, Virginia, April 26, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that it plans to relocate the corporate offices of the Company and BHR from Dominion Tower in Norfolk to a Company-owned building located at 641 Lynnhaven Parkway in Virginia Beach.  The relocation is scheduled to be completed by the end of the summer, subject to regulatory approval.  Shore Bank will continue to be headquartered in Onley, Virginia.

Douglas J. Glenn, President and Chief Executive Officer of the Company and BHR, said, “We continue to pursue opportunities to serve the needs of our customers and communities in ways that make the most efficient and effective use of our shareholders’ resources.  This relocation will allow us to reduce our operating expenses by better utilizing facilities we own.  We remain committed to the

Norfolk market, where we will maintain a strong presence, great people and an unchanged branch footprint.”

In addition to corporate officers, the Company and BHR will relocate their Human Resources, Accounting and Treasury, Facilities Management, Legal, Risk Management, Compliance, Security and Special Assets staff to the Lynnhaven Parkway Offices.  The Company will be the largest community bank headquartered in Virginia Beach and is the ninth largest in the state of Virginia, based on assets at December 31, 2011.

The Company and BHR will maintain a significant ongoing presence in the Norfolk market.  The BHR Dominion Tower branch will continue to serve the Downtown Norfolk market and BHR will renovate its Ghent branch to serve as its flagship branch in Norfolk.  In addition, Mary Oliver, Norfolk Market President, Don Price, Senior Vice President/Commercial Banker, and Mike Imperial, Senior Credit Officer for Norfolk will relocate to the Ghent offices when the renovation is completed.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements regarding the Company’s relocation and renovation plans and the possible consequences of those plans.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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